Exhibit 10(e)

PGIM, Inc. and the Noteholders signatory hereto

c/o Prudential Capital Group

2029 Century Park East, Suite 860

Los Angeles,  CA 90067

As of April 8, 2020

WD-40 Company

9715 Businesspark Avenue

San Diego, CA 92131

Re:Limited Consent -- Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of November 15, 2017 (as amended or otherwise modified from time to time, the “Agreement”), by and between WD-40 Company, a Delaware corporation (the “Company”),  on the one hand, and PGIM, Inc. and the other Purchasers, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

1.Limited Consent.  The Company has advised the undersigned holders of Notes (the “Noteholders”) that the Company recorded a one-time, non-cash charge for an uncertain tax position associated with the Tax Cuts and Jobs Act “toll tax” in the amount of $8,700,000 (the “Toll Tax Amount”) during the fiscal quarter of the Company ending August 31, 2019.

Pursuant to the provisions of Section 17 of the Agreement, and subject to the terms and conditions of this letter agreement, the Noteholders  and the Company hereby agree that, notwithstanding any terms of the Agreement to the contrary, the Company may add back the Toll Tax Amount solely for the purposes of the calculation of the cash dividends basket in Section 10.6(c) of the Agreement, and solely for the four-fiscal quarter period ending May 31, 2020.

2.Limitation of Modifications.  The modifications effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Agreement or any other document related to the Agreement, or (b) a consent to any future amendment, consent, waiver or other modification.  Except as expressly set forth in this letter agreement, each of the Agreement and the documents related to the Agreement shall continue in full force and effect.  The parties hereto acknowledge and agree that this letter agreement constitutes a Transaction Document.

3.Representations and Warranties.  The Company hereby represents and warrants as follows:  (i) No Default or Event of Default has occurred and is continuing (both immediately before and immediately after giving effect to the effectiveness of this letter agreement); (ii) the Company’s entering into and performance of the Agreement, as modified by this letter agreement, has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable; (iii) the Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) immediately after giving effect to this letter agreement, each of the representations and warranties of the Company set forth in the Agreement is true and correct as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true and correct as of such other date).

4.Effectiveness.This letter agreement shall become effective, as of the date hereof, on the date on which (i) the Noteholders shall have received a fully executed counterpart of this letter agreement from each Credit Party, (ii) the Noteholders shall have received a copy of a fully executed corresponding limited consent with respect to the Bank Credit Agreement in form and substance reasonably satisfactory to the Required Holders, and (iii) the Company shall have paid, by wire transfer of immediately available funds, all reasonable fees, charges and disbursements of counsel to the Noteholders in connection with this letter agreement.

5.Miscellaneous.

(a)This document may be executed in multiple counterparts, which together shall constitute a single document.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  The parties agree to electronic contracting and signatures with respect to this letter agreement.  Delivery of an electronic signature to, or a signed copy of, this letter agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

(b)This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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If you are in agreement with the foregoing, please sign this letter agreement in the space indicated below whereupon, subject to the conditions expressed herein, it shall become a binding agreement among each party named as a signatory hereto.

Sincerely,

PGIM, INC.

By:	/s/ JASON RICHARDSON
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ JASON RICHARDSON
Vice President

FARMERS INSURANCE EXCHANGE

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ JASON RICHARDSON
Vice President

MID CENTURY INSURANCE COMPANY

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ JASON RICHARDSON
Vice President

Accepted and agreed to as of the date first appearing above:

WD-40 COMPANY, a Delaware corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

Each of the Guarantors hereby (a) consents to and agrees to be bound by the amendments and other modification effected by this letter agreement and the other transactions contemplated hereby, (b) reaffirms its obligations under the Multiparty Guaranty and its waivers, as set forth in the Multiparty Guaranty, of each and every one of the possible defenses to such obligations, and (c) reaffirms that its obligations under the Multiparty Guaranty are separate and distinct from the obligations of the Company under the Agreement and the Notes.

WD-40 MANUFACTURING COMPANY, a California corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

HPD LABORATORIES INC., a Delaware corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

HEARTLAND CORPORATION,  a Kansas corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

WD-40 COMPANY LIMITED,  a company incorporated in England and Wales

By:	/s/ GARRY O. RIDGE
Name:	Garry O. Ridge
Title:	Director